UNITED STATES
			SECURITIES AND EXCHANGE COMMISSION
			     Washington, D.C. 20549

                             AMENDMENT TO FORM 8-K

                                CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                 May 4, 2005
                              (Date of Report)


                          NORTH SHORE CAPITAL II, INC.
              (Exact name of registrant as specified in its charter)


                                   Colorado
                  (State or Other Jurisdiction of incorporation)



              000-30295	                                   54-1964052
      (Commission File Number)	                (IRS Employer Identification No.)



                             2208 Pershing Avenue
                          Sheboygan, Wisconsin  53083
                   (Address of principal executive offices)


                                920-207-7772
            (Registrant's telephone number, including area code)



Item 4.01  Changes in Registrant's Certifying Accountant.

Dennis W. Bersch, CPA ("Bersch") has been the independent auditor for North Shore Capital II, Inc. (the "Company") since its inception in February 1999. Bersch has been replaced as the Company's independent auditor on April 29, 2005, at which time the Company retained Miller Ellin & Company, LLP as its independent auditors. The change of independent auditors was recommended and unanimously approved by the Board of Directors on April 29, 2005.

Bersch's reports on the Company's financial statements for the two years ended December 31, 2003 contained no adverse opinion or disclaimer of opinion about the Company or any disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure.

For the two years ended December 31, 2003 through the date of resignation, the Company had no disagreements, whether or not resolved, with Bersch on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which , if not resolved to Bersch's satisfaction, would have caused Bersch to make reference to the subject matter of the disagreement in connection with his report. There were no events otherwise reportable under Item 304(a)(1)(iv) of Regulation S-B.

Prior to the Company's engagement of Miller Ellin, the company did not consult with Miller Ellin regarding:

i. The application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the small business issuer's financial statements and either written or oral advice was provided that was an important factor considered by the small business issuer in reaching a decision as to the accounting, auditing or financial reporting issue; or

ii. Any matter that was the subject of a disagreement or event identified in response to paragraph (a)(1)(iv) of Item 304 of Regulation S-B.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, on May 4, 2005.


                                     NORTH SHORE CAPITAL II, INC.
                                     By:

                                     /s/ Gerard M. Werner
                                     _______________________
                                         Gerard M. Werner
                                         President